Internal Investigation
Re: United Mines, Inc., et. al. v. Glenn E. Martin, et. al.

Initial Report of Peter S. Davis, CPA, ABV, CFF, CIRA, CTP, CFE
and
Scott E. Evans, CPA, CFF

Simon Consulting, LLC

December 17, 2012

--Confidential--

TABLE OF CONTENTS

APPENDICES & EXHIBITS

1. Background

1.1. Scope of Work

On July 3, 2012, United Mines, four members of the United Mines' Board of Directors ("Board") and three other shareholders (collectively "Plaintiffs") filed a Complaint against Glenn E. Martin ("Mr. Martin"), Nicole Breen ("Ms. Breen"), Ryan Breen ("Mr. Breen") and GEM Management Group, LLC ("GEM") (collectively "Defendants"), in the Superior Court of the State of Arizona, Case No. CV 2012-054366 (the Complaint).

Simon Consulting, LLC ("Simon") was retained by James LaGanke ("LaGanke" or "Counsel") on behalf of United Mines, Inc. ("United Mines" or the "Company") to perform an investigation into the alleged improper actions of Mr. Martin, the former Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chairman of the Board and President of United Mines[1] and the other Defendants. Additionally, Simon was requested by Counsel to identify misstatements in United Mines' financial statements, resulting from alleged improper actions and identify issues that may require further investigation.

Simon performed the above services under the direction of Peter S. Davis CPA, ABV, CFF, CIRA, CTP, CFE, and Scott E. Evans, CPA, CFF, Managing Directors at Simon. Mr. Davis' and Mr. Evans' Curriculum Vitae are attached as **Appendix A** and **B,** respectively.

Simon's investigation is ongoing and Simon reserves the right to update our findings as we continue our investigation and as new information becomes available.

1.2. Allegations

In the Complaint, the Plaintiffs seek damages against Mr. Martin, Ms. Breen, Mr. Breen and GEM (the "Defendants") for Federal and State Racketeering, Common Law Fraud, Breach of Fiduciary Duty, and Conversion, among other actions.[2]

Plaintiffs allege that Defendants participated in a money laundering scheme by knowingly issuing United Mines checks to pay fraudulently prepared invoices for services which were never actually provided to United Mines. Plaintiffs allege that Defendants issued checks to pay for the fraudulent invoices and then, returned some portion of the misappropriated funds to the Company. Plaintiffs further allege that the returned funds were generally accounted for as new equity purchases creating the appearance that the Company acquired new capital.[3]

Additionally, Plaintiffs allege that Mr. Martin sold a potentially significant asset of the Company (i.e., the Pilgrim mine claim) for $10,000 without notice or approval of the Board and without an appraisal of its value. The Plaintiffs also allege that the Defendants materially misstated United Mines' financial statements, by reporting falsified exploration expenses and included other

[1] United Mines, Inc., Form 10-K/A, filed on April 14, 2012 (period: December 31, 2011). See excerpts attached as **Exhibit 1**.
[2] United Mines, Inc., Form DEF 14A, filed on July 20, 2012, also included with **Exhibit 1**.
[3] Complaint, dated July 3, 2012.

misstatements in its public filings with the Securities Exchange Commission ("SEC"). Plaintiffs claim that Defendants Mr. Martin and Ms. Breen engaged in "a series of illegal stock sales designed for their own financial interest to provide a base support of shareholders for them, and to create the appearance of cash flow in United Mines.[4]

Below, we summarize our investigation and findings.

2. Misappropriated Funds Related to Falsified Invoices

2.1. Summary

United Mines made payments on invoices which were ostensibly from "Burkhardt Mining" i.e., Glynn A. Burkhardt ("Mr. Burkhardt") (collectively the "Falsified Invoices").[5] The invoices are signed and dated as if the work was completed, yet according to Mr. Burkhardt, the work described on the invoices, was never performed by him or anyone else to his knowledge. The Falsified Invoices, of which there are ten, total $137,585, and specify work that was purportedly completed between September 2006 and January 2010 at mine sites permitted by United Mines.[6] Moreover, Plaintiffs are not aware of any such work being performed by others. Mr. Burkhardt asserts that Mr. Martin created drafts of the Falsified Invoices, and then would have Mr. Burkhart prepare and sign the final version of the Falsified Invoices. Mr. Burkhardt claims that in some cases he did not prepare the final version of the Falsified Invoices. The Falsified Invoices were paid by Mr. Martin with United Mines funds, knowing that no work had been performed.

Additionally, Plaintiffs allege that a majority of the funds paid by United Mines to Mr. Burkhardt for the Falsified Invoices were returned primarily in the form of cash to Mr. Martin. Upon receipt of the funds, the Plaintiffs believe that some, if not all, of the misappropriated funds were returned to the Company and recorded as stock purchases or loans made to the Company by family and associates of Mr. Martin. Additionally, the Falsified Invoices were submitted to the Arizona State Land Department ("Land Department") as evidence of exploration, which we understand reduced the amount owed to the Land Department.[7]

Mr. Burkhardt confirmed to Simon that he copied the drafts of the Falsified Invoices, which were given to him by Mr. Martin. Mr. Burkhardt would sign the final version of the Falsified Invoices at the request and direction of Mr. Martin. The invoices were handwritten on generic forms that can be purchased from an office supply store.

Additionally, Simon read the transcript from a Special Meeting of the Board that occurred on March 5, 2010. According to Mr. Burkhardt, he requested this Special Meeting in order to confront Mr. Martin about the Falsified Invoices. Mr. Burkhardt also claims that Mr. Martin threatened to fire him for exposing the money laundering scheme. The transcript indicates that

[4] Complaint, dated July 3, 2012, page 12.
[5] Mr. Burkhardt stated that there is no such company as Burkhardt Mining. Mr. Burkhardt is an officer and director of the Company.
[6] Invoice with completion date of January 10, 2010 noted a $5,000 cash payment to "N Barr" and 5,000 shares of stock issued at $2.50 per share for a value of $12,500. These amounts are not included in the total of $137,585.
[7] Transcript from Special Meeting of the Board, dated March 5, 2010, pages 120-122, attached as **Exhibit 2**.

Mr. Martin and Mr. Burkhardt acknowledged that at least two of the Falsified Invoices were fraudulently prepared, yet were paid by Untied Mines as if the work was performed in order to avoid losing the United Mine leases with the Land Department.[8]

Table 1, below summarizes the Falsified Invoices.

TABLE 1
Summary of Falsified Invoices

Date Ordered	Start Date	Date Completed	Job Location	Customer Approval	Authorized Signature	Total
07/20/06	07/25/06	09/27/06	Cerro Colorado … Clarke Mine Area SEC 35	G. Martin	G. Burkhardt	$ 8,705
12/01/06	12/16/06	03/01/07	Cerro Colorado Sec 21 7205 R10E	G. Martin	G. Burkhardt	7,171
06/15/07	06/21/07	09/30/07	Sec 26/35/, 20S, 10E, Cerro Colorado	G. Martin	G. Burkhardt	18,143
09/01/07	09/15/07	01/21/08	SEC 21&26, 7285, R10E	G. Martin	G. Burkhardt	24,489
12/01/07	12/15/07	01/30/08	205 R10 Sec 35, 36, 21 …	G. Martin	G. Burkhardt	4,758
05/01/08	06/01/08	09/28/08	T20S Rice, Sec. 21, 26, 35 (CERRO)	G. Martin	G. Burkhardt	11,130
10/01/08	10/15/08	02/01/09	T20S, R10E, Sec 21, 26, 35, Cerro Colorado	G. Martin	G. Burkhardt	19,575
12/15/08	01/05/09	03/31/09	T20S, R10E, Sec. 21, 26, 35, Cerro Lab Work	G. Martin	G. Burkhardt	10,535
05/01/09	05/15/09	08/20/09	20S, 10E, Sec 35 21, 36	G. Martin	G. Burkhardt	17,100
09/01/09	09/01/09	01/10/10	20S, 10E, Sec 26, 21, 35	G. Martin	G. Burkhardt	15,980
						$ 137,585

Copies of the Falsified Invoices are attached as **Exhibit 3**.

United Mines' accounting records indicate that $144,884 in checks were written to Mr. Burkhardt. **Table 2** summarizes the checks to Mr. Burkhardt, based on the coding in the general ledger. The checks were coded as exploration, licenses and permits, consulting services and facilities maintenance expenses. Mr. Burkhardt was paid $7,299 more for exploration and related work than the total of the Falsified Invoices. However, Simon has not identified invoices or other supporting documentation for any of the $7,299 in payments to Mr. Burkhardt in excess of the Falsified Invoices.

[8] Ibid, page 121-122.

TABLE 2
Summary of Payments to Glynn A. Burkhardt[9]

Year	Exploration Expense	Licenses and Permits Expense	Consulting/ Outside Services Expense	Facilities Maintenance Expense	Total
2007	$ 18,135	$ -	$ 7,170	$ -	$ 25,305
2008	31,825	36,143	-	500	68,468
2009	36,162	-	7,000	-	43,162
2010	-	-	3,500	-	3,500
2011	2,250	-	2,200	-	4,450
Total	**$ 88,371**	**$ 36,143**	**$ 19,870**	**$ 500**	**$ 144,884**

Copies of the checks written to Mr. Burkhardt are attached as **Exhibit 4,** while a detailed analysis of the payments to Mr. Burkhardt is attached as **Exhibit 5**.

Based on the available evidence, it is Simon's conclusion that the funds used to pay the Falsified Invoices were misappropriated from the Company and as a result of the misappropriations and Fraudulent Invoices, the Company's financial statements are materially misstated. Below we discuss the evidence supporting Simon's conclusions in greater detail. In a later section, we discuss the disposition of the misappropriated funds.

2.2. Interview of Glynn A. Burkhardt

On September 19, 2012, Simon interviewed Mr. Burkhardt. Mr. Burkhardt agreed to be interviewed under the condition that the interview would be used for "internal purposes." Mr. Burkhardt is aware that his information is included in this report.

According to Mr. Burkhardt, Mr. Martin prepared work orders and draft invoices for fictitious work. Then, at least initially, Mr. Burkhardt would rewrite the invoices at Mr. Martin's request based on Mr. Martin's draft invoices. The Falsified Invoices were signed by Mr. Martin on behalf of United Mines claiming acceptance and completion of the work, although no work was ever performed. Mr. Burkhardt also signed invoices on behalf of Burkhardt Mining.

United Mines wrote checks, signed by Mr. Martin, to Mr. Burkhardt as payment for exploration and other related work. Upon receipt of the checks Mr. Burkhardt claims he would cash the checks at a bank, and then, give most of the cash back to Mr. Martin, who would sometimes be waiting in the bank's parking lot. On other occasions, Mr. Burkhardt said he would hold onto the cash or checks for up to two weeks waiting for Mr. Martin to arrange to pick it up. Mr. Burkhardt would request to keep a portion of the check to help with his living expenses. According to Mr. Burkhardt he retained approximately $1,000 to $2,000 per check and never more than $3,000 from any one transaction.

[9] Payments to Glynn A. Burkhardt that appear to be unrelated to exploration work are not included in **Table 2**.

Mr. Burkhardt stated that Mr. Martin told him that the returned funds were being used for administrative expenses and also to reward friends and family who had shown support for United Mines. Mr. Burkhardt explained that this was accomplished by depositing the cash and issuing shares in the names of Mr. Martin's friends and family. On at least one occasion, Mr. Burkhardt was the beneficiary of the returned funds. Mr. Burkhardt was issued 30,000 shares of stock, after he cashed a United Mines' check, dated January 25, 2008 for $18,000, whereby Mr. Burkhardt said he returned $15,000 to Mr. Martin. Simon noted that a $15,000 cashier's check made to United Mines, with Mr. Burkhardt listed as the purchaser of the cashiers check, was deposited into United Mines' M&I bank account ending in 2819 on February 4, 2008.

Mr. Burkhardt asserts that after a period of time he began to question these activities, knowing that the work was not being performed. Mr. Martin's response to these concerns, according to Mr. Burkhardt, was that they would "catch-up" once there was more money. Mr. Burkhardt said he eventually stopped copying the draft Falsified Invoices. However, Mr. Burkhardt stated that he provided his signature on two or three blank invoices. Mr. Burkhardt also stated that his signature was forged on at least one of the invoices. Simon was unable to confirm these assertions.

2.3. Transcript from the March 5, 2010 Special Meeting of the Board

A Special Meeting of the Board was held on March 5, 2010 in which the Falsified Invoices were discussed, among other matters. A recording was made of the meeting and a transcript was prepared from the recording. A copy of the transcript is attached as **Exhibit 2**. Simon read the transcript and noted the following regarding the Falsified Invoices.

The transcript indicates that both Mr. Martin and Mr. Burkhardt were aware that invoices inaccurately reflected that the work was done and that Mr. Martin submitted these invoices to the Land Department. Mr. Martin stated "I'm admitting what I've done wrong. I signed documents to the Arizona State Land Department for work [Burkhardt] was suppose to do, and he didn't do it, and that's my fault."[10] Mr. Burkhardt stated "that work was simply a phantom invoice set."[11] Mr. Martin indicated that he believed Mr. Burkhardt should perform the work because he received stock. Mr. Burkhardt stated that he was never to do the work[12] and also that Mr. Martin knew that the work would never be done.[13] Mr. Martin stated, "We don't have any money to do the exploration and I can't get Glynn to do the exploration."[14] Mr. Burkhardt's explanation to this was "That is incorrect. You took the money back. And there was never any money to do the exploration once you took the money back."[15]

Mr. Martin explained that Falsified Invoices were provided to the Land Department so as not to "lose the state leases." Mr. Martin describes the process that he undertook to the Board during the March 5, 2010 Special Meetings as follows:

[10] Transcript from Special Meeting of the Board, dated March 5, 2010, page 131, attached as **Exhibit 2**.
[11] Ibid, page 128.
[12] Ibid, page 130.
[13] Ibid, page 131.
[14] Ibid, page 126.
[15] Ibid, page 126.

> *I've had this conversation with you guys before, and you know it, you know it. Otherwise, we lose the state leases. So I paid [Mr. Burkhardt] in full out of money from the account. He accepted money from United Mines for the exploration. It's written right on every single check. He signed the invoices for the checks that the work was done. I don't believe the work was done. But I went ahead and turned them in to the Arizona State Land Department, or we lost the thing. So they want to come back and yell at me and lose the leases, then we'll lose the leases.*[16]

Mr. Martin also stated that he required the amounts paid to Mr. Burkhardt to be returned to the Company.

> *So what I told Glenn [Burkhardt] was, is I said, 'If you want to keep [the state leases], we will – I will pay you the cash, but you got to invest the cash back in the company.' Doesn't mean you don't have to do the work.*[17]

Mr. Burkhardt denied that he was to do the work since the money was returned to the Company. Mr. Burkhardt stated that Mr. Martin was "simply running money through to bolster the books…to make the books look better."[18] In response to this statement, Mr. Martin reiterated that the invoices were falsified "to save state leases."[19]

2.4. Deposition of Mr. Martin, dated December 5, 2012

In his deposition taken on December 5, 2012, Mr. Martin testified that "I was sure at the time I signed [the Falsified Invoice] and sent it in" to the Land Department that the work was done.[20]

However, Mr. Martin also testified that as of the March 5, 2010 Special Meeting that "I don't believe [Burkhardt] did all the work at that time"[21] and similarly, he testified that Mr. Burkhardt "probably still had more work to do."[22]

3. Disposition of Misappropriated Funds

As discussed above, United Mines issued checks to Mr. Burkhardt for work that was never performed. With the exception of certain amounts retained to pay for living expenses, Mr. Burkhardt claims he returned the bulk of the cash to Mr. Martin. According to Mr. Burkhardt, it was his understanding that the funds were deposited back into the Company to provide shares in United Mines to family and associates of Mr. Martin.

Based on our interview of Mr. Burkhardt, the transcript from the March 5, 2010 Special Meeting of the Board, and United Mines' accounting data, Simon was able to trace the outflow of funds

[16] Ibid, pages 121-122.
[17] Ibid, page 120.
[18] Ibid, page 123.
[19] Ibid, page 123.
[20] Deposition of Mr. Martin, dated December 5, 2012, page 129.
[21] Ibid, page 115.
[22] Ibid, page 116.

paid to Mr. Burkhardt and also to identify the corresponding return of funds to United Mines related to two payments as described below.

In the March 5, 2010 Special Meeting of the Board, Mr. Martin described Falsified Invoices for which United Mines remitted funds to Mr. Burkhardt. The two invoices falsely state that work was completed in January 2008 in the amounts of $24,489 and $4,758, which totals $29,247. United Mines issued two checks to Burkhardt for payment on these invoices in the amount of $18,000 on January 25, 2008 and $11,247 on February 7, 2008 for a total of $29,247. **Table 3** summarizes these two invoices and the corresponding payments via check.

TABLE 3
Reconciliation of Certain Invoices to Check Payments

Invoices from Burkhardt				United Mines, Inc. Checks to Burkhardt		
Date Ordered	Start Date	Date Completed	Invoice Amount	Check Date	No.	Check Amount
09/01/07	09/15/07	01/21/08	$ 24,489	01/25/08	1212	$ 18,000
12/01/07	12/15/07	01/30/08	4,758	02/07/08	1221	11,247
			$ 29,247			$ 29,247

Mr. Burkhardt cashed check #1212 for $18,000, dated January 25, 2008, and claims he returned $15,000 back to Mr. Martin. On February 4, 2008, a cashier's check listing Mr. Burkhardt as the purchaser for $15,000 was deposited into United Mines' M&I bank account ending in 2819. The deposit was recorded in United Mines' general ledger as an investment by Mr. Burkhardt who, according to the QuickBooks file, was issued 30,000 shares of United Mines stock.

After receipt of check #1221 for $11,247, dated February 7, 2008, Mr. Burkhardt claims he returned $10,000 to Mr. Martin. On February 11, 2008, $10,000 in cash was deposited into United Mines' M&I bank account ending in 2819. This deposit was recorded in the general ledger as a stock purchase for 20,000 shares by Mr. McCaslin.

The above noted evidence is consistent with Mr. Burkhardt's assertion that he cashed checks and returned portions of the funds to Mr. Martin who deposited the returned funds into United Mines' bank account.

At the March 5, 2010 Special Meeting of the Board, Mr. Burkhardt and Mr. McCaslin did not dispute that they received these shares. Counsel informed Simon that Mr. McCaslin believed he received the shares as part of his service to the Company and stated that he did not invest $10,000 into the Company for the shares. Simon will attempt to confirm these assertions with Mr. McCaslin at a later date. Mr. Burkhardt admits he accepted the stock during the March 5, 2010 Special Meeting. The funds used to purchase stock in his name on February 4, 2008 came from the payment he received related to the Falsified Invoices.

Simon could not identify the disposition of $4,256 of the $29,247 from these two checks that were made payable to Mr. Burkhardt. Mr. Burkhardt's explanation that he kept portions of the

payments made to him would explain the difference. **Table 4** below summarizes the disposition of checks #1212 and #1221.

TABLE 4
Disposition of Checks #1212 & #1221

Date	Amount Paid to Burkhardt	Date	Returned to Company	Amount Not Returned
01/25/08	$ 18,000	02/04/08	$ 15,000	$ 3,000
02/07/08	11,247	02/11/08	10,000	1,247
				$ 4,247

To date, Simon has been unable to confirm the return to United Mines of other misappropriated funds related to the Falsified Invoices.

However, $235,381 of the funds deposited into United Mines' bank account, approximately 22% of the more than $1 million deposited from March 1, 2006 through October 2, 2012, was in the form of cash, a cashier's check or a money order. The total cash deposited was $198,506, while deposits of cashier's checks and money orders totaled $36,875.

Deposits of large amounts of cash for a non-cash business are a red flag and beg the question as to the sources of such cash. It appears that a portion of the deposits are likely the funds returned by Mr. Burkhardt. However, further investigation is required to determine the amount of cash deposits "recycled" from the checks that were paid to Mr. Burkhardt and/or if any other cash deposits were funds "recycled" from improper disbursements to other parties.

4. Impact to Financial Statements Due to Falsified Invoices & Re-deposit of the Returned Funds

Simon recommends that the Company's financial statements be restated due to the materially incorrect disclosures and amounts presented in the financial statements arising from the improper recording of the Falsified Invoices and any other misstatements.

4.1. Amounts Owed to Arizona State Land Department

Mr. Burkhardt stated that the Falsified Invoices reduced the permit fees assessed against United Mines by the Land Department for exploration permits. In order to reduce the permit fees, Mr. Martin submitted the Falsified Invoices to the Land Department, as proof of work performed. According to Plaintiffs, United Mines would have paid $153,600[23] in permit fees had it not falsely reported its exploration work. Simon has not verified the amount of any fee reductions that United Mines received as a result of the Falsified Invoices.

Given that the work was never performed, it is likely that United Mines will have to pay the permit fees that it avoided as a result of submitting the Falsified Invoices to the Land Department if it wants to retain the leases. United Mines' financial statements currently do not show any liability to the Land Department, and based on the available cash in the Company's bank account

[23] Data provided by Plaintiffs.

as of October 8, 2012, there are currently no funds available to pay any amounts that would be due to the Land Department on correction of the Fraudulent Invoices.

4.2. Incorrect Disclosures

The Falsified Invoices misled the Land Department, shareholders and readers of the financial statements into believing that United Mines was performing work related to its exploration permits with the State of Arizona, when in fact no such work was performed. In its 10-K/A filing for 2011, the Company stated:

> *Burkhardt Mining, a company controlled by Glenn A. Burkhardt, is the mining operator of the Cerro Colorado Silver Mining Project's permitted Mill Site. Under our agreement with Burkhardt Mining, we paid Burkhardt Mining $20,000 for their services from April 2006 to April 2007, and $47,000 for the period from April 2007 to April 2008, $45,000 from April 2008 to April 2010 and $25,000 from April 2010 thru March 2011 for exploration work on our Az. State exploration permits. 2012 State "permit" exploration for the period of June 2011 to June 2012 has not been completed or compiled to date.*[24]

Evidence indicates that the work described above was never performed, and therefore, should not be reflected as expenses on United Mines' income statements. Additionally, the amounts that are presented above do not correlate with the amounts on the Falsified Invoice, nor do they agree to the amounts that were paid to Mr. Burkhardt. For example, United Mines reported exploration expenses of $25,000 from April 2010 through March 2011, yet the accounting system shows that only $3,000 was paid to Mr. Burkhardt during this same period and on an accrual basis, the amount is less than $6,000. Simon has not seen any evidence to reconcile these inconsistencies.

United Mines' financial statements should be restated to correct its financial statements, as appropriate, to remove the impact of the Falsified Invoices and accrue any fees determined to be owed to the Land Department.

Plaintiffs, including Mr. Burkhardt, know of no substantive exploration or development work ever being performed on the properties leased by United Mines. However, according to the United Mines QuickBooks file, Nicholas Barr,[25] Greg Miller and Roger McCaslin were paid for exploration work as well. Therefore, additional investigation to determine if other expenses were falsified, as in the case of the Falsified Invoices, is recommended. Simon noted that according to United Mines QuickBooks file cash compensation and stock awards were made to Mr. McCaslin and others for exploration services. These transactions should be investigated to determine the propriety of the accounting entries.

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[24] United Mines, Inc., Form 10-K/A, filed on April 14, 2012 (period: December 31, 2011). See excerpts attached as **Exhibit 1**.

[25] Plaintiffs recognize that payments to Nicholas Barr may have been legitimate expenses.

4.3. Misstated Balance Sheets and Income Statements

The financial statements are inaccurate for the years 2007 through 2011 due to the Falsified Invoices. The financial statements misstate the exploration expenses due to the Fraudulent Invoices. The equity section of the financial statements should also be evaluated for restatement as funds misappropriated through the Falsified Invoices were, on at least two occasions, returned to the Company and classified as a purchase of equity.

5. Unauthorized Sale of Pilgrim Claim

On May 21, 2012, Mr. Martin, on behalf of United Mines, sold the Pilgrim Claim, an asset of the Company. The Pilgrim Claim was sold without Board approval to Eretz Mining and Energy Exploration, Inc. ("Eretz Mining") for $10,000 and 10% of all future net smelter returns of gold and silver.[26] Simon reviewed the Board Minutes provided by Counsel and found no discussion or approval for this sale.

A Board Resolution was drafted on February 11, 2009, seeking a requirement that any purchase of new assets by the Company, or the sale of existing assets by the Company, in excess of $25,000, be approved by the Board (see **Exhibit 7**). This Board Resolution referred to as the "Asset Limitation Resolution" was signed by Nicole Breen as Secretary. Plaintiffs informed Simon that the resolution was signed without Board approval. An unsigned copy of the same Board Resolution (see **Exhibit 8**) indicates that the issue was tabled until further notice. According to Plaintiffs, all sales and acquisitions by the Company require Board approval.[27]

Simon is not aware of any appraisal performed on the Pilgrim Claim to support a value of $10,000 or any other value. However, since its acquisition of the Pilgrim Claim, Eretz Mining publicly disclosed on its website that there is a minimum of $37 million of gold and silver at the Pilgrim Tailing site, based on current market prices.[28] Furthermore, in a recorded telephone conference, dated September 5, 2012, Mr. Martin stated that there is $15 to $20 million of gold and silver on the Pilgrim Tailing site.[29] In 2005, the previous owner of the Pilgrim Claim also claimed that the tailings could produce up to $30 million worth of gold and silver.[30] The representations by the previous owner in 2005, the new owner, Eretz Mining and Mr. Martin, personally, that the claim is worth in the range of $15 million to $37 million is evidence that the claim is likely worth significantly more than the $10,000 sales price, and more than the $25,000 limit that was once proposed but apparently never approved by the Board. Mr. Martin testified at

[26] Sale of Mining Claims and Assignment of Beneficial Interest, dated May 21, 2012 attached as **Exhibit 6**.
[27] Per discussions with Plaintiffs, Larry Dyker and Robert Metz, dated October 10, 2012.
[28] Per information from Eretz Mining's website.
[29] Transcript from Telephone Conference In Re: United Mines, Inc. et al, v. Glenn E. Martin, et al., dated September 5, 2012, page 8, attached as **Exhibit 9**.
[30] According to Plaintiffs, the previous owner of the Pilgrim Claim was USCorp (OTCBB: USCS). In a press release, dated February 14, 2005, USCorp indicated that the Pilgrim Claim (described as two mining claims near Kingman, Arizona, consisting of gold and silver tailings) could produce up to $30 million worth of gold and siver at a processing cost of about $10 million. See **Exhibit 10.** It should be noted that Mr. Martin worked for USCorp, and subsequently, Mr. Martin acquired the Pilgrim Claim, as part of a litigation settlement from the owner of USCorp, before he transferred it to United Mines. See Deposition of Mr. Martin, dated December, 5, 2012, pages 15-17.

his deposition: "I don't have a clue" as to the value of the Pilgrim Claim, at the time that it was transferred to United Mines in 2005.[31]

Additionally, the evidence indicates that the buyers of the Pilgrim Claim are not independent third parties. On behalf of Eretz Mining, Mr. Orman signed the Sale of Mining Claims and Assignment of Beneficial Interest agreement between United Mines and Eretz Mining. Mr. Orman has prior and current affiliations with United Mines. He had a consulting contract with United Mines, was a member of the Advisory Council for United Mines[32] and served as Vice President of Foreign Acquisitions[33] until his resignation from this position on June 6, 2012. On June 11, 2012, just five days later, in an unauthorized (per Plaintiffs) proxy statement (signed by Mr. Martin), it was proposed that Mr. Orman be elected as a Director of United Mines.[34] Mr. Orman and his wife, Sandra, also own shares of United Mines. As of July 1, 2012, Mr. and Mrs. Orman, collectively held 290,483 shares of United Mines.[35]

Based on Mr. Orman's prior positions with United Mines and his current status as a shareholder in United Mines, the sale of the Pilgrim Claim to Eretz Mining was not an arms-length transaction.

There is information indicating that Mr. Breen, co-Defendant and husband to Ms. Breen (an officer of the Company), owns shares of Eretz Mining. On July 12, 2012, Mr. Breen prepared a letter to Eretz Mining confirming that he transferred 100,000 shares of Xtreme Oil & Gas Inc to Eretz Mining for $30,000 of Ertez Mining private company stock (see **Exhibit 12**). Mr. Breen's ownership interest in Eretz Mining raises further questions about the appropriateness of the sale. Additional investigation into the relationship of the buyer to the Company is warranted.

Moreover, Mr. Martin asserted in a recorded call that he personally retains control over the Pilgrim Claim after it was sold to Eretz Mining. In a September 5, 2012, recorded telephone conference, Mr. Martin stated "I helped [Orman] build up Eretz Mining."[36] He also asserted that "I have as much control as anybody over [the Pilgrim Claim]."[37] Mr. Martin's claimed involvement with the Pilgrim Claim after the sale to Eretz Mining indicates that the sale was not at arm's length, and that if true it was likely a conflict of interest for him to negotiate the sale on behalf of United Mines.

During his deposition, Mr. Martin described the relationship between United Mines and Ertez Mining as follows:

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[31] Deposition of Mr. Martin, dated December 5, 2012, page 20.
[32] Board Minutes, dated June 15, 2011 and August 3, 2011.
[33] Board Minutes, dated January 11, 2012.
[34] Mr. Orman was nominated as a Director of United Mines in the unauthorized proxy statement filed on June 11, 2012 by Mr. Martin. See **Exhibit 11**.
[35] Pacific Stock Transfer, Shareholders with Certificate detail, dated July 1, 2012.
[36] Transcript from Telephone Conference in Re: United Mines, Inc. et al, v. Glenn E. Martin, et al., dated September 5, 2012, page 7, attached as **Exhibit 9**.
[37] Ibid, page 10.

It's Eretz Mining and Mineral Exploration, Inc., I believe is the full title. It was a company formed by Barauch Orman several months ago with the intent to try to help us raise money for United Mines and for him to start his own company.[38]

Contrary to his earlier recorded statements Mr. Martin testified that he has no relationship with Eretz Mining.[39] He also testified that his son-in-law, Ryan Breen, has no affiliation with Eretz Mining.[40]

Lastly, at least $5,000 of the Pilgrim Purchase price was used to fund the filing of the unauthorized proxy statement on June 11, 2012.[41] This unauthorized proxy statement notified that the Annual Meeting of Stockholders would be held on July 25, 2012. Oddly, the unauthorized proxy statement, issued following the sale of the Pilgrim Claim, falsely claimed that the Pilgrim Claim was "100% company owned property."[42] Clearly, reporting the Pilgrim Claim as being 100% owned by the Company is a material misstatement, given its sale twelve days earlier.

Based on the evidence available to date, the Pilgrim Claim was sold significantly below the value that Mr. Martin and Eretz Mining stated the asset was worth. Mr. Martin did not obtain Board approval for the sale nor did he present third party evidence of its value to the Board prior to the sale.

Additionally, there is evidence that the sale was not a third party arm's length transaction given that: Mr. Martin claimed that he retains control of the Pilgrim Claim, Mr. Orman is a stockholder in United Mines and has held positions of responsibility in United Mines, and Ms. Breen's husband may have purchased an equity position in Eretz Mining.

6. Other Potential Issues to Investigate

Summarized below are certain issues identified by Simon as areas which may warrant additional research and investigation.

6.1. Deposits from Nicole Breen and Glenn Martin

According to United Mines' accounting data, Mr. Martin and Ms. Breen made loans to United Mines. In total, $78,376 was deposited into United Mines' bank accounts as loans from Mr. Martin, and $131,206 was deposited and recorded as loans from Ms. Breen. On December 31, 2011, a balance of $92,905 in loans from Ms. Breen was reclassified as loans from Mr. Martin.

United Mines made $26,750 and $33,300 in loan repayments to Mr. Martin and Ms. Breen, respectively. The loan balances due Mr. Martin and Ms. Breen, net of the repayments, total

[38] Deposition of Mr. Martin, dated December 5, 2012, page 66

[39] Ibid, page 68.

[40] Ibid.

[41] Transcript of Meeting with Larry Dykers, Glenn Martin, Nicole Breen and a Computer Specialist, dated June 27, 2012, page 45, attached as **Exhibit 13**. Simon has not verified the $5,000 payment to Pacific Stock.

[42] United Mines, Inc, DEF 14A, filed on June 11, 2012 (the unauthorized proxy statement) as attached as **Exhibit 11**.

$146,512 and $0 as of March 31, 2012. **Exhibit 14** is United Mines' March 31, 2012 balance sheet generated from QuickBooks, which shows the outstanding loan balances. In addition to the loans that Mr. Martin and Ms. Breen made individually to United Mines, there were also loans made by GEM to United Mines. There is inconsistent information pertaining to the ownership of GEM. Mr. Martin has told the Board that GEM is 100% owned by Ms. Breen and the Arizona Corporation Commission website lists Ms. Breen as a member.[43] Yet United Mines' 10-K/A for 2011 filed on April 14, 2012, states that Mr. Martin controls this entity.[44] GEM made $7,115 (adjusted for transfers) in loans to United Mines, of which 100% was repaid, according to the United Mines accounting records.

In addition to making loans to the Company, Ms. Breen also purchased $11,750 in United Mines' stock. **Table 5** is a summary of the loan activity and stock purchase by Mr. Martin, Ms. Breen and GEM.

TABLE 5
Loan Activity and Stock Purchases from Mr. Martin, Ms. Breen and GEM

	Glenn Martin	Nicole Breen	GEM
Deposits (Loans to United Mines)	$ 78,376	$ 131,206	$ 2,500
Transfer Loan Balances	94,886	(97,906)	4,615
Repayments	(26,750)	(33,300)	(7,115)
Outstanding Balances	**$ 146,512**	-	-
Stock Purchases	**$ -**	**$ 11,750**	**$ -**

The large loans from Ms. Breen raise red flags, given that she receives public assistance and presumably she would not have the resources to make relatively large unsecured loans to the Company. Mr. Martin informed the Board that Ms. Breen is on food stamps and AHCCCS.[45] Ms. Breen confirmed that she receives public assistance, including medical insurance and food stamps, and filed for bankruptcy in 2010,[46] yet all the while she is loaning funds to the Company with funds that Mr. Martin claims he gave to his daughter.[47]

Similar red flags are raised by the loans from Mr. Martin, as Plaintiffs assert that Mr. Martin has limited financial resources outside of his salary from the Company. In his deposition, Mr. Martin admitted that it has been "very hard" paying expenses, and that he has been "borrowing

[43] Transcript from Special Meeting of the Board, dated March 5, 2010, page 38, attached as **Exhibit 2**.
[44] United Mines, Inc., Form 10-K/A, Filed April 14, 2012 (period: December 31, 2011) states that Mr. Martin is in control of GEM and Ms. Breen serves as President and Managing Associate of GEM. See excerpts attached as **Exhibit 1**. It should also be noted that GEM Management Group, LLC's status with the Arizona Corporation Commission is listed as "Delinquent Statutory Agent." A company with a similar name, GEM Management, LLC, was incorporated in the State of Arizona on October 3, 2012. Simon has not determined if this recently incorporated business has any relation to GEM Management Group, LLC, Mr. Martin and/or Ms. Breen. See information from the Arizona Corporation Commission included with **Exhibit 15.**
[45] Transcript from Special Meeting of the Board, dated March 5, 2010, page 13, attached as **Exhibit 2**.
[46] Deposition of Ms. Breen, dated December 6, 2012, pages 11 and 49.
[47] Deposition of Mr. Martin, dated December 5, 2012, pages 57-58.

money" from people.[48] Moreover, almost 50% of the loans from Ms. Breen and Mr. Martin to the Company were in the form of cash. Given the fact that cash is known to have been "recycled" into the Company from the Falsified Invoices, the validity of the loans from Mr. Martin and Ms. Breen, particularly the cash deposits, is suspect.

During his deposition, Mr. Martin stated he provided the funds that were loaned to the Company from Ms. Breen. He stated, "It was my money, and I just put – had Nicole, put Nicole's name on the books of United Mines. It was always my money."[49] When asked where the funds that she loaned to United Mines came from, Ms. Breen said "I don't know."[50] She did however state elsewhere in her deposition that $5,000 came from her sister, Kim O'Daniel, $25,000 came from a second mortgage on the house and "most of it was my father's money."[51]

6.2. Other Deposits

A summary of the inflows into United Mines' bank account is provided in **Table 6** below.

TABLE 6
Inflows into United Mines

Name	Total
Stuart Titus	$ 250,000
Nicole Breen	147,631
Lex and Roger Seabre (50/50)	100,000
Glenn Martin	91,878
Jayne Breen	50,000
Kwestels	50,000
Lex Seabre	45,000
Roger Seabre	40,683
Jeffrey Sparks	37,500
Sandra Orman	20,350
Sandra & Moshe Orman	16,470
Glynn A. Burkhardt	15,840
Uncategorized Income	15,759
Daniel and Ryan Breen	15,000
Additional Paid in Capital	13,000
Larry Dykers	12,000
Valerie Seabre	10,000
Roger McCaslin	10,000
John and Ryan Breen (50/50)	10,000
Other	102,713
Total	**$ 1,053,825**

In total, $1,053,825 was deposited into the Company from March 1, 2006 through October 2, 2012, including $147,631 from Ms. Breen and $91,878 from Mr. Martin. Other deposits were recorded in the accounting records as coming from relatives of Ms. Breen and Mr. Martin. For

[48] Deposition of Mr. Martin, dated December 5, 2012, page 65.
[49] Ibid, page 58.
[50] Deposition of Ms. Breen, dated December 6, page 73.
[51] Ibid, pages 69, 77 and 90.

example, a wire transfer of $50,000 on December 31, 2007 was recorded as shares purchased by Jayne Breen. A cash deposit was made on January 22, 2008 for $15,000, and recorded as a stock purchase by Daniel and Ryan Breen. The deposit of a cashier's check for $10,000 on June 9, 2008 was recorded as a stock purchase by John and Ryan Breen.

Wire transfers from Stuart Titus were deposited into United Mines' bank account. In total, Stuart Titus purchased $250,000 in stock of United Mines in 2009. As of July 1, 2012, Stuart Titus held only 47 in restricted shares of United Mines' stock.[52] Members of the Seabre family, including Lex, Roger and Valerie, were also large investors in United Mines per the accounting records, with a combined investment of nearly $195,000.

Many of the deposits into United Mines bank account (more than 22.3% of all deposits) were in the form of cash, a cashier's check or money order, including the loans made by Ms. Breen and Mr. Martin,. Mr. Martin, Ms. Breen and GEM deposited a total of $223,832, of which $94,876 or 63.5% was in the form of cash, a cashier's check or money order. Simon determined that a total of $20,000 in cash was recorded as stock purchases from the Seabre family. A summary of the cash deposits compared to total deposits is summarized in **Table 7**.

TABLE 7
Analysis of Cash Deposits

Name	Cash Deposits[1]	Total Deposits	% in Cash
Glenn Martin	47,285	78,376	60.3%
Nicole Breen	94,876	142,956	66.4%
GEM		2,500	0.0%
Subtotal	142,161	223,832	63.5%
Other	93,220	829,993	11.2%
Total Deposits	$ 235,381	$ 1,053,825	22.3%

[1]Includes cash, cashier's checks and money orders.

The cash deposits discussed above could possibly be part of the money laundering scheme orchestrated by the Defendants. United Mines may want to obtain bank statements and other financial records from Ms. Breen, Mr. Martin, GEM and their friends and family with shares in United Mines, to determine the underlying sources of the funds deposited into United Mines and recorded as stock purchases and loans to the Company.

As previously discussed, the deposits from family members of Mr. Orman recorded as loans to United Mines, totaling $36,820, may also require further investigation, given his history with United Mines and his role in Eretz Mining's acquisition of the Pilgrim Claim from United Mines.

Given the return to the Company of money paid on certain Falsified Invoices and the volume of cash deposits, additional investigation into these deposits is warranted.

[52] Pacific Stock Transfer, Shareholders with Certificate detail, dated July 1, 2012.

6.3. Non-Reported Executive Compensation

According to United Mines' 10-K/A filing for 2011, Ms. Breen received executive compensation in the form of stock awards with a value of $205,000, in total, for the years 2007 through 2011. During this same period, Mr. Martin received stock awards with a value of $1,635,000. A summary of the compensation awarded to "Named Executive Officers" including Mr. Martin, Ms. Breen and others director and officers, as sourced to the 10-K/A filing for 2011, is provided in **Table 8**.

TABLE 8
Executive Compensation

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Compensation	Nonqualified Compensation	All Other Compensation	Total
Glenn Martin	2011	$ -	$ -	$ 1,040,000	$ -	$ -	$ -	$ -	$ 1,040,000
Chairman of the Board and President	2010	-	-	50,000	-	-	-	-	50,000
	2009	-	-	425,000	-	-	-	-	425,000
	2008	-	-	85,000	-	-	-	-	85,000
	2007	-	-	35,000	-	-	-	-	35,000
Glynn Burkhardt	2011	-	-	260,100	-	-	-	-	260,100
Director and Senior Vice President	2010	-	-	25,000	-	-	-	-	25,000
	2009	-	-	25,000	-	-	-	-	25,000
	2008	-	-	5,000	-	-	-	-	5,000
	2007	-	-	30,000	-	-	-	-	30,000
Nicole Breen	2011	-	-	120,000	-	-	-	-	120,000
Director, Secretary and Treasurer	2010	-	-	25,000	-	-	-	-	25,000
	2009	-	-	25,000	-	-	-	-	25,000
	2008	-	-	5,000	-	-	-	-	5,000
	2007	-	-	30,000	-	-	-	-	30,000
Robert Leitzman	2011	-	-	70,000	-	-	-	-	70,000
Vice President and Director	2010	-	-	25,000	-	-	-	-	25,000
	2009	-	-	25,000	-	-	-	-	25,000
	2008	-	-	5,000	-	-	-	-	5,000
	2007	-	-	30,000	-	-	-	-	30,000
Robert Metz	2011	-	-	60,000	-	-	-	-	60,000
Vice President and Director	2010	-	-	25,000	-	-	-	-	25,000
	2009	-	-	25,000	-	-	-	-	25,000
	2008	-	-	5,000	-	-	-	-	5,000
	2007	-	-	5,000	-	-	-	-	5,000
Roger McCaslin	2011	-	-	90,000	-	-	-	-	90,000
Director	2010	-	-	25,000	-	-	-	-	25,000
	2009	-	-	25,000	-	-	-	-	25,000
	2008	-	-	-	-	-	-	-	-
	2007	-	-	-	-	-	-	-	-

Table 8 as shown above and included in the Company's 10-K/A filing for 2011 and attached as **Exhibit 1**, indicates that none of its officers and/or directors received cash compensation.[53]

[53] **Table 8** only includes the Company's Chief Executive Officer and all other executive officers who earned in excess of $100,000 for fiscal years, 2007-2011.

However, United Mines' accounting data shows that Mr. Martin and Ms. Breen received cash compensation as summarized in **Table 9**.

TABLE 9
Cash Compensation to Martin, Breen and GEM per Accounting System

	2006	2007	2008	2009	2010	2011	2012	Total
61030 · Consulting Services				$ 1,000				$ 1,000
66100 · Executive Salaries	3,500	4,050			8,100	6,200		21,850
67510 · Finders Fee	3,500							3,500
Glenn Martin	**$ 7,000**	**$ 4,050**		**$ 1,000**	**$ 8,100**	**$ 6,200**		**$ 26,350**
61030 · Consulting Services			3,000	825				3,825
66000 · SALARIES AND WAGES - Other	2,000	825		3,975				6,800
66100 · Executive Salaries	450	925			2,725	11,225	1,050	16,375
66200 · Office Salaries and Wages		2,425	9,175	4,400	5,475	7,125		28,600
67510 · Finders Fee	2,500							2,500
Nicole Breen	**$ 4,950**	**$ 4,175**	**$ 12,175**	**$ 9,200**	**$ 8,200**	**$ 18,350**	**$ 1,050**	**$ 58,100**
61030 · Consulting Services				6,750				6,750
62800 · Outside Services			4,000					4,000
66100 · Executive Salaries					9,500	8,100	7,400	25,000
GEM Management Group, LLC			**$ 4,000**	**$ 6,750**	**$ 9,500**	**$ 8,100**	**$ 7,400**	**$ 35,750**

A complete reconciliation of the total executive compensation paid in both cash and stock to the directors and officers requires additional documentation. There are several journal entries made to executive compensation whereby the recipients are not specified. For example, on December 31, 2011, $2,900,000 in executive compensation was recorded as a lump sum entry, without detail as to who received this compensation.

United Mines did not record any tax liabilities or withholdings for payroll related federal income taxes, social security taxes, and state taxes in its accounting system. For example, Mr. Martin received cash compensation of $26,350 and Ms. Breen received cash compensation of $58,100, excluding any payments made directly to GEM for consulting services, outside services and executive salaries. Ms. Breen described the work that she performed as the treasurer and secretary during her deposition:

> *As treasure I would get deposits, put the deposits into the bank, gather all receipts, collect receipts, send it up to our CPA.*
>
> *And as secretary I would record the board minute meetings, type them up and type up other contracts or papers that I was asked to do.*[54]

Employer payroll taxes related to the compensation, excluding taxes, if any, on stock awards, paid to Mr. Martin and Ms. Breen would total approximately $6,000, before any applicable interest and penalties.[55] There are no payroll liabilities disclosed in any of United Mines' financial statements.

[54] Deposition of Ms. Breen, dated December 6, 2012, page 12.
[55] Social Security Administration.

Mr. Martin testified that United Mines has not filed tax returns for 2009, 2010 and 2011.[56] Simon has seen no evidence that United Mines issued W-2 forms and/or 1099 forms to anyone who received executive or other compensation, whether in the form of cash or stock awards. Pamela Thompson, CPA, who provided accounting related consulting services for the Company informed Simon that she advised the Company to issue 1099 forms to the United Mines employees.[57]

6.4. Expenses for Meals, Gas and Other Discretionary Items

United Mines incurred expenses for gas, meals and other discretionary items such as office supplies, travel and entertainment that are apparently not supported by an expense report, nor are the business purposes known for these costs.

From 2005 through March 2012, fuel expenses and meals totaled $30,678 and $9,854, respectively, as shown on United Mines' profit and loss statement attached as **Exhibit 14**. Simon also analyzed receipts from restaurants indicating tip amounts that exceeded the typical 10% to 20% range. In this same period, United Mines incurred expenses of $7,789 for domain name registrations and other expenses paid to website hosting companies. Plaintiffs are not aware of any value or assets that the Company has received, as a result of registering domain names.

Additional research into the propriety of these expenses may be warranted. Additionally, to the extent that these expenses were not business related but benefitted the Defendants personally, there would likely be payroll tax implications.

7. Conclusion

The evidence indicates that Mr. Martin, as United Mines CEO, knowingly approved and paid Falsified Invoices which reflected work that was not done and Mr. Martin submitted the Falsified Invoices to the Land Department. These Falsified Invoices were recorded as expenses in United Mines accounting records as if the work was completed. On at least two occasions, the bulk of inappropriately paid funds were returned to United Mines and recorded as stock purchases in United Mines accounting records. Simon has been unable to determine the disposition of all the funds paid out related to the Falsified Invoices. The Falsified Invoices may create a liability to the Land Department and may have other adverse repercussions for United Mines.

United Mines' financial statements are materially misstated as a result of the payments made on the Falsified Invoices. The Falsified Invoices misled stakeholders, including the Land Department, shareholders and others to think that the Company was performing exploration work. The return to the Company of the payments on the Falsified Invoices also gave the false appearance that the Company was obtaining additional capital.

[56] Deposition of Mr. Martin, dated December 5, 2012, page 84.

[57] Telephone Call with Pamela Thompson, CPA, dated September 26, 2012. Ms. Thompson did not perform payroll services for United Mines. For informational purposes, Ms. Thompson is the spouse of Plaintiff's Counsel, Mr. LaGanke.

The Pilgrim Claim was sold without Board approval, without obtaining an independent indication of value and was transferred at a price tens of millions of dollars below the value claimed by Mr. Martin and by the buyer (Eretz Mining). Given Mr. Orman's involvement with both United Mines and Ertez Mining, and Mr. Breen's apparent purchase of Ertez Mining stock the sale was not an arm's length third party transaction.

Obtaining the financial records from the Defendants, and other investors in the Company, is recommended to further investigate the disposition of the funds paid on the Falsified Invoices and to determine if other improper transactions occurred. Additionally, United Mines may have payroll taxes liabilities due to compensation paid to Mr. Martin and Ms. Breen.

This is an ongoing investigation, and Simon reserves the right to update or change our findings, as new information becomes available.

Peter S. Davis CPA, ABV, CFF, CIRA, CTP, CFE

Scott E. Evans CPA, CFF

PETER S. DAVIS CPA, ABV, CFF, CIRA, CTP, CFE

EDUCATION AND TRAINING

Federal Bureau of Investigation Citizens' Academy, 2004

Master of Business Administration, Arizona State University, 2001

Bachelor of Science in Accounting, Loyola Marymount University, 1991

Minor in Political Science, Loyola Marymount University, 1991

Numerous technical training courses on subjects including damages, valuation, fraud detection, fraud deterrence, accounting, finance and economics

PROFESSIONAL DESIGNATIONS

Certified Public Accountant, State of Arizona,[1] 1995

Certified Public Accountant, State of Oregon,[2] 2012

Accredited in Business Valuation, 2005

Certified in Financial Forensics, 2008

Certified Insolvency and Restructuring Advisor, 2005

Certified Turnaround Professional, 2012

Certified Fraud Examiner, 1998

PROFESSIONAL ORGANIZATIONS

American Bankruptcy Institute, Member

American Bar Association, Associate Member

American Institute of Certified Public Accountants, Member

Arizona Society of Certified Public Accountants, Member

Association of Certified Fraud Examiners, Member

Association of Certified Fraud Examiners, Arizona Chapter, Member

Association of Insolvency and Restructuring Advisors, Member

Turnaround Management Association, Member

---

1 Peter S. Davis is a licensed CPA in Arizona. Neither Peter S. Davis nor Simon Consulting, LLC provide audit or review services.

2 Peter S. Davis is a licensed CPA in Oregon. Neither Peter S. Davis nor Simon Consulting, LLC provide audit or review services.

SIMON Consulting, LLC

Clarity Integrity Results

PETER S. DAVIS **CPA, ABV, CFF, CIRA, CTP, CFE**

COURT APPOINTMENTS

Talisman Partners LLC v LHR Inc., et al.; Maricopa County Superior Court; Receiver, 2012

Federal Trade Commission v National Card Monitor LLC, et al.; United States District Court of Arizona; Receiver, 2012

Federal Trade Commission v ELH Consulting LLC, et al.; United States District Court of Arizona; Receiver, 2012

Laflin, et al. v TLR Group LLC, et al.; Maricopa County Superior Court; Special Master, 2012

Crane v Crane; Maricopa County Superior Court; Tax Practitioner, 2012

Securities and Exchange Commission v Poirier, et al.; United States District Court of Arizona; Distribution Agent, 2012

Golden State Bank v Sean Brunske (dba Travel Inn); Maricopa County Superior Court; Receiver, 2011

In the Matter of the Estate of Aida M. Vavro, Deceased; Maricopa County Superior Court; Third Party Successor Trustee, 2011

Klemp v AZ Wine Outlet Party Rentals and Appliances #1 LLP, et al.; Maricopa County Superior Court; Receiver, 2011

Two Brothers XI Inc., Debtor, et al.; United States Bankruptcy Court, District of Arizona; Chapter 11 Examiner, 2011

Lohoff v Lohoff; Maricopa County Superior Court; Business Evaluator, 2011

Cedar Unified School District; Arizona State Board of Education; Receiver, 2011

McMaster v Master Block Inc, et al.; Maricopa County Superior Court; Receiver, 2011

Bank of America NA v Estrella Mountain Dentistry PLLC, et al.; Maricopa County Superior Court; Receiver, 2011

Babcock v Babcock; Maricopa County Superior Court; Family Law Master, 2011

Wenima Development LLC v Wenima Village LP, et al.; Apache County Superior Court; Receiver, 2010

Marino v Focus Home Therapy & Medical Services LLC, et al.; Maricopa County Superior Court; Receiver, 2010

First Fidelity Bank NA v TL Qik Stop Market Inc.; Maricopa County Superior Court; Receiver, 2010

National Bank of Arizona NA v Rock Hard Designs Inc.; Maricopa County Superior Court; Receiver, 2010

Waldren v Allen, et al.; Maricopa County Superior Court; Special Master, 2010

SIMON Consulting, LLC

Clarity Integrity Results

PETER S. DAVIS **CPA, ABV, CFF, CIRA, CTP, CFE**

COURT APPOINTMENTS (Continued)

Tung v US Mental Math Federation Inc., et al.; Maricopa County Superior Court; Receiver, 2010

First Citizens Bank & Trust Company v Terra Villa Estates LLC, et al.; Maricopa County Superior Court; Receiver, 2010

JPMorgan Chase Bank NA v Hutchinson's Furniture of Lake Havasu City Inc., et al.; Mohave County Superior Court; Receiver, 2010

First Financial Bank NA v Mesa Auto X-Change Inc., et al.; Maricopa County Superior Court; Receiver, 2010

US Bank NA v Educational Facilities Acquisition LLC; Maricopa County Superior Court; Receiver, 2010

Vega v Macias, et al.; Maricopa County Superior Court; Rule 53 Special Master, 2010

Securities and Exchange Commission v McMillan; United States District Court of Arizona; Distribution Agent, 2010

Midfirst Bank v Alba Investment Group LLC, et al.; Maricopa County Superior Court; Receiver, 2009

Heights Village LLC v Noodles Development LP; Maricopa County Superior Court; Receiver, 2009

Odom, et al. v Andrews, et al.; Maricopa County Superior Court; Receiver, 2009

First Regional Bank v Casa Real Apartments LLC; Maricopa County Superior Court; Receiver, 2009

Fortune, et al. v Hoover, et al.; Mohave County Superior Court; Receiver, 2009

Stradling v Grant, et al.; Maricopa County Superior Court; Temporary Receiver, 2009

Steri-Lube International Ltd.; Maricopa County Superior Court; Receiver, 2009

Sturman v Adamson, et al.; Maricopa County Superior Court; Special Master, 2009

KeyBank NA v Power Marine Sales Inc., et al.; Maricopa County Superior Court; Receiver, 2009

Wells Fargo Bank NA v Vega, Pratt, et al.; Maricopa County Superior Court; Receiver, 2009

Sherk v Wenrick, TGR Properties LLC; Maricopa County Superior Court; Receiver, 2008

Prestige Window Cleaning Inc., et al.; Maricopa County Superior Court; Receiver, 2008

M&I Marshall & Ilsley Bank v Namwest–Pinnacle Peak & 7th Avenue LLC; Maricopa County Superior Court; Receiver, 2008

M&I Marshall & Ilsley Bank v Namwest–67th Avenue & I-10 LLC; Maricopa County Superior Court; Receiver, 2008

SIMON Consulting, LLC

PETER S. DAVIS **CPA, ABV, CFF, CIRA, CTP, CFE**

COURT APPOINTMENTS (Continued)

M&I Marshall & Ilsley Bank v 67th & Glendale LLC; Maricopa County Superior Court; Receiver, 2008

Cook v Cook; Maricopa County Superior Court; Certified Tax Practitioner, 2008

Aracaju Inc., Gwilliam v True North Inc., Gwilliam; Maricopa County Superior Court; Receiver, 2008

Four Horsemen LLC, et al. v Coram Deo Partners Inc., et al.; Maricopa County Superior Court; Rule 53 Special Master and Receiver, 2007

Wiggins v Kremer, et al.; Maricopa County Superior Court; Court Appointed Accountant, 2007

Lugar v Spanfelner, Advanced Pump and Controls Inc.; Maricopa County Superior Court; Court Appointed Accountant, 2007

Kaar v Gildersleeve, Pipkin, Byron, Dental Impressions Family Dentistry LLC, Advanced Family Dentistry LLC; Maricopa County Superior Court; Rule 53 Special Master, 2007

Arizona Corporation Commission v The 12 Percent Fund I LLC, Coyote Growth Management LLC; Maricopa County Superior Court; Receiver, 2007

Union Elementary School District; Arizona State Board of Education; Receiver, 2007

Garcia v Young; Maricopa County Superior Court; Court Appointed Accountant, 2007

Jones v K&L Furniture, et al.; Pinal County Superior Court; Receiver, 2007

Arizona Corporation Commission v Trend Management Group Inc., Trend Capital LLC; Maricopa County Superior Court; Receiver, 2006

Drexler v Ray, Creative Fine Dining LLC; Maricopa County Superior Court; Rule 53 Special Master, 2006

Jones, Dirt 101 LLC, Access 101 LLC v Myers, KJK Management Inc.; Maricopa County Superior Court; Receiver, 2006

White-DiGiuseppe v DiGiuseppe; Maricopa County Superior Court; Forensic Accountant, 2006

Global Grounds Greenery LLC, Debtor, et al.; United States Bankruptcy Court, District of Arizona; Estate Representative, 2006

Gates-04 LLC, et al. v ENTI Inc., et al.; Maricopa County Superior Court; Receiver, 2006

Colorado City Unified School District; Arizona State Board of Education; Receiver, 2005

JM Financial Capital LLC v Olcott & Cannon, PLLC; Maricopa County Superior Court; Deputy Receiver, 2005

Flores v Martinez; Pinal County Superior Court; Business Appraiser, 2005

Jones v Jones; Maricopa County Superior Court; Rule 53 Special Master and Receiver, 2005

SIMON Consulting, LLC

PETER S. DAVIS CPA, ABV, CFF, CIRA, CTP, CFE

COURT APPOINTMENTS (Continued)

Normand v Normand; Maricopa County Superior Court; Rule 53 Special Master and Receiver, 2005

Tartaglio v Tartaglio; Maricopa County Superior Court; Forensic Accountant, 2005

Miller Revocable Family Trust; Maricopa County Superior Court; Rule 53 Special Master, 2004

Will, Debtor, et al.; United States Bankruptcy Court, District of Arizona; Plan Agent, 2003

Fox v Brown; Maricopa County Superior Court; Forensic Accountant, 2002

COURT APPOINTMENTS (Continued)

Klass v Mothershead; Maricopa County Superior Court; Forensic Accountant, 2002

Sikorsky v Sikorsky; Maricopa County Superior Court; Rule 53 Special Master, 2002

Lever v Lever; Maricopa County Superior Court; Rule 53 Special Master, 2001

DCS v Buttrum; Maricopa County Superior Court; Rule 53 Special Master, 2001

BOARD OF DIRECTORS APPOINTMENTS

Guyann Corporation; Board of Directors; 2012

Three-Five Systems Inc.; Board of Directors; 2006

TESTIMONY EXPERIENCE

Enterprise Bank & Trust v Saad, et al.; Maricopa County Superior Court; Testimony, 2012

Two Brothers XI Inc., Debtor, et al.; United States Bankruptcy Court, District of Arizona; Testimony, 2012

State Farm v Stone, et al.; Maricopa County Superior Court; Testimony, 2012

Lohoff v Lohoff; Maricopa County Superior Court; Testimony, 2012

Field v Field; Maricopa County Superior Court; Testimony, 2012

Bennett, Debtor; United States Bankruptcy Court, District of Arizona; Testimony, 2011

Film Management Services Corporation, Debtor; United States Bankruptcy Court, District of Arizona; Testimony, 2011

In the Matter of the Estate of T. Marie Smith, Deceased; Smith v Del Giorgio; Coconino County Superior Court; Testimony, 2011

Stradling v Grant, et al.; Maricopa County Superior Court; Testimony, 2011

SIMON Consulting, LLC

Clarity Integrity Results

PETER S. DAVIS **CPA, ABV, CFF, CIRA, CTP, CFE**

TESTIMONY EXPERIENCE (Continued)

Greenbelt Property Management LLC, Debtor, v Transnation Title Insurance Company; United States Bankruptcy Court, District of Arizona; Testimony, 2011

McMaster v Master Block Inc, et al.; Maricopa County Superior Court; Testimony, 2011

Bank of America NA v Estrella Mountain Dentistry PLLC, et al.; Maricopa County Superior Court; Testimony, 2011

In the Matter of a Member of the State Bar of Arizona, Robert J. Rosepink; Supreme Court of Arizona; Testimony, 2010

Fortune, et al. v Hoover, et al.; Mohave County Superior Court; Arbitration Testimony, 2010

Marrero, et al. v Empyrean Construction LLC, et al.; Maricopa County Superior Court; Testimony, 2010

Maasen v Maasen; Maricopa County Superior Court; Testimony, 2010

Happy State Bank v Desert Springs Community Corporation, et al.; District Court of Clark County, Nevada; Testimony, 2010

Ravenscroft Conservatorship; Maricopa County Superior Court; Testimony, 2010

Batlan as Disbursing Agent for Debtor Thompson & Walters Nursery LLC v WT Consulting Inc., et al.; United States Bankruptcy Court, District of Oregon; Testimony, 2010

Midfirst Bank v Alba Investment Group LLC, et al.; Maricopa County Superior Court; Testimony, 2010

Odom, et al. v Andrews, et al.; Maricopa County Superior Court; Testimony, 2009

Cochise Agricultural Properties LLC, et al. v Ratliff Farms LLC, et al.; United States Bankruptcy Court, District of Arizona; Testimony, 2009

Leroy v Seattle Funding Group of Arizona LLC, et al.; Maricopa County Superior Court; Testimony, 2009

Sprous v Sprous; Maricopa County Superior Court; Testimony, 2009

KeyBank NA v Power Marine Sales Inc., et al.; Maricopa County Superior Court; Testimony, 2009

Sherk v Wenrick, TGR Properties LLC; Maricopa County Superior Court; Testimony, 2009

Arizona Corporation Commission v Trend Management Group, Inc., et al.; Maricopa County Superior Court; Testimony, 2009

Lucerne Development LLC v Offices at Desert Fairways Unit Owners Association, et al.; Maricopa County Superior Court; Testimony, 2008 and 2009

Allen v Gwilliam; Maricopa County Superior Court; Testimony, 2008

SIMON Consulting, LLC

PETER S. DAVIS CPA, ABV, CFF, CIRA, CTP, CFE

TESTIMONY EXPERIENCE (Continued)

State of Arizona v Galyon, et al.; Maricopa County Superior Court; Grand Jury Testimony, 2008

Aracaju Inc., Gwilliam v True North Inc., Gwilliam; Maricopa County Superior Court; Testimony, 2008 and 2009

State of Arizona v Herndon; Maricopa County Superior Court; Testimony, 2008

Molina v Molina; Maricopa County Superior Court; Testimony, 2008

Drexler v Ray, Creative Fine Dining LLC; Maricopa County Superior Court; Testimony, 2007

Flores v Martinez; Pinal County Superior Court; Testimony, 2007

Global Grounds Greenery LLC, Debtor, et al.; United States Bankruptcy Court, District of Arizona; Testimony, 2006, 2007, and 2008

Gates-04 LLC, et al. v ENTI Inc., et al.; Maricopa County Superior Court; Testimony, 2006 and 2007

Garcia v Young; Maricopa County Superior Court; Testimony, 2007

Primary Systems Services Group LLC v Clayjen Holding Co. LLC, et al.; Coconino County Superior Court; Testimony, 2007

Hydromaid International Inc., Debtor; United States Bankruptcy Court, District of Arizona; 341 Hearing Testimony, 2007

Kaar v Gildersleeve, et al.; Maricopa County Superior Court; Testimony, 2007

Everett, Debtor; United States Bankruptcy Court, District of Arizona; Testimony, 2007

White-DiGiuseppe v DiGiuseppe; Maricopa County Superior Court; Testimony, 2007

Patchell v Patchell; Maricopa County Superior Court; Testimony, 2007

Romano v The Corner Shopping Center LLC, et al.; Maricopa County Superior Court; Testimony, 2006

Jones, Dirt 101 LLC, Access 101 LLC v Myers, KJK Management Inc.; American Arbitration Association; Testimony, 2006

Cohill's Building Specialties Inc. v QC Construction Products LLC; US District Court, District of Arizona; Testimony, 2006

Miller Revocable Family Trust; Maricopa County Superior Court; Testimony, 2006

Colorado City Unified School District Receivership; Arizona Senate; Committee on Appropriations, Committee on K-12 Education; Testimony, 2006

Colorado City Unified School District Receivership; Arizona House of Representatives, Committee on Appropriations (B), Committee on K-12 Education; Testimony, 2006

SIMON Consulting, LLC

Clarity Integrity Results

PETER S. DAVIS CPA, ABV, CFF, CIRA, CTP, CFE

TESTIMONY EXPERIENCE (Continued)

JM Financial Capital LLC v Olcott & Cannon, PLLC; Maricopa County Superior Court; Testimony, 2006

Dusharm v Elegant Custom Homes Inc.; United States Bankruptcy Court, District of Arizona; Testimony, 2006

Colorado City Unified School District Receivership; Arizona State Board of Education; Testimony, 2006

Saddle Rock Ranch, et al. v Burke; American Arbitration Association; Testimony, 2005

Strawberry Water Company Inc. v Paulsen et al; Maricopa County Superior Court; Testimony, 2005

Tartaglio v Tartaglio; Maricopa County Superior Court; Testimony, 2005

Park v Park; Maricopa County Superior Court; Testimony, 2005 and 2004

Adams v Schering-Plough; US District Court, District of Arizona; Testimony, 2005

Blakemore v Blakemore; Maricopa County Superior Court; Testimony, 2004

Miller v Young; Maricopa County Superior Court; Testimony, 2003

Fox v Brown; Maricopa County Superior Court; Testimony, 2003

Bentley v Bentley; Maricopa County Superior Court; Testimony, 2003

Southwest Designs v Aqua Perfect; Maricopa County Superior Court; Testimony, 2003

Mendoza v Mungillo; Maricopa County Superior Court; Testimony, 2002

Parmelee v Parmelee; Maricopa County Superior Court; Testimony, 2002

Cooper v Martin; Maricopa County Superior Court; Testimony, 2002

Wenzel Matter; US District Court, District of Arizona; Testimony, 1999

Hard Rock Café v Camelback Plaza; Maricopa County Superior Court; Testimony, 1999

SIMON Consulting, LLC

SCOTT E. EVANS CPA, CFF

EDUCATION AND TRAINING

Bachelor of Science in Accounting/Finance, University of Arizona, 1987
Numerous technical training courses on subjects including damages, valuation, fraud detection, fraud deterrence, accounting, finance and economics

PROFESSIONAL DESIGNATIONS

Certified Public Accountant, State of Arizona[1], 1990
Certified Public Accountant, State of California[2], 1995
Certified in Financial Forensics, 2008
Passed Series 65 Uniform Investment Adviser Law Examination, 2008

PROFESSIONAL EXPERIENCE

Simon Consulting, LLC, Phoenix; Managing Director, 2011 – Present
Navigant Consulting, Inc., Phoenix; Associate Director, Disputes & Investigations, 1999 - 2011
PricewaterhouseCoopers, Phoenix; Senior Manager, Financial Advisory Services, 1997 - 1999
Rossi O'Brien & Company, Long Beach, CA; Senior Manager, Litigation & Forensic Accounting, 1993 - 1997
Price Waterhouse, Costa Mesa, CA; Senior Auditor, 1990 - 1993
Ernst & Young, Tucson; Staff/Senior Auditor, 1988 - 1990

PROFESSIONAL ORGANIZATIONS

American Institute of Certified Public Accountants, Member
Arizona Society of Certified Public Accountants, Member
Friends of the Phoenix Library, President Elect/Past Treasurer
Arizona Foundation for Legal Services & Education, Board Member

TESTIMONY EXPERIENCE

Lohoff v Lohoff; Maricopa County Superior Court; Hearing Testimony, 2012
Hudson Insurance Company, et al. v M.J. Oppenheim in his quality as Attorney in Fact in Canada for Lloyd's Underwriters, Members of Lloyd's London, England; New York Supreme Court; Deposition, 2007 and 2010

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1 Scott E. Evans is a licensed CPA in Arizona. Neither Scott E. Evans nor Simon Consulting, LLC provide audit or attest services.
2 Scott E. Evans is a licensed CPA in California. Neither Scott E. Evans nor Simon Consulting, LLC provide audit or attest services.

SIMON Consulting, LLC

SCOTT E. EVANS CPA, CFF

TESTIMONY EXPERIENCE (Continued)

Day and Sam Inc. v New School for the Arts, et al.; Maricopa County Superior Court; Reasonableness Hearing Testimony, 2009

Shapiro v Clancy, et al.; Maricopa County Superior Court; Trial Testimony, 2009

Erchonia Medical Inc. v Energy Balance Resources Inc.; AAA Arbitration Proceeding; Testimony, 2008

Four Legs Baker LLC v Farnam Companies Inc.; Maricopa County Superior Court; Deposition and Trial Testimony, 2008

Show Low Partners 26 LLC v GFM Development LLC, et al.; AAA Arbitration Proceeding; Testimony, 2006

Shamrock Golf LLC, et al. v Acordia of Phoenix Inc., et al.; Maricopa County Superior Court; Deposition, 2005

PMG Holdings Inc, et al. v. Rosenbaum; United States District Court, District of Nevada; Deposition; 2005

Plastic Products Acquisition Inc. v Kiedrowski; Maricopa County Superior Court; Deposition/Trial, 2004

American Physicians Assurance Corporation v DS Barkley Insurance Management Inc., et al; Maricopa County Superior Court; Default Hearing, 2004

Priority Healthcare Corporation v Drug Valet Inc., et al.; United States District Court, District of Arizona; Deposition, 2003